EXHIBIT 10.3
SECOND AMENDMENT
TO THE
CATERPILLAR INC.
SUPPLEMENTAL RETIREMENT PLAN
Caterpillar Inc. (the “Company”) sponsors the Caterpillar Inc. Supplemental Retirement Plan (the “Plan”). The Plan was most recently amended and restated effective January 1, 2020 by a document dated December 16, 2020, and has since been amended on one occasion. Pursuant to Section 7.1 of the Plan, the Company has reserved the right to amend the Plan, in whole or in part, at any time. By this instrument, the Company amends the Plan to update the definition of Director.
    1.    This Second Amendment shall be effective as of July 1, 2022.
    2.    Section 1.1(k) of the Plan is amended in its entirety to read as follows:
“(k)    “Director” means the Company’s Vice President Total Rewards.”
    3.    This Second Amendment amends only the provisions of the Plan as noted herein, and those provisions not expressly amended shall be considered in full force and effect. Notwithstanding the foregoing, this Second Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and the intent of this Second Amendment.
IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed as of

9/6/2022
.
CATERPILLAR INC.

/s/ Cheryl Johnson

Cheryl H. Johnson
Chief Human Resources Officer
85972641